UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (Zip Code)

(604) 629-5989

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

DelMar Pharmaceuticals, Inc. (the “Company”) received a written notice dated January 10, 2018 from the Listing Qualifications department of The NASDAQ Stock Market (“NASDAQ”) confirming that the Company had regained compliance with the $1.00 per share minimum bid requirement for continued listing as required by NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”) and the matter is now closed. As previously reported, on November 2, 2017, the Company received a written notice from NASDAQ’s Listing Qualifications department indicating that the Company was not in compliance with the Minimum Bid Requirement and that the Company had an initial grace period of 180 days, or until May 1, 2018, to regain compliance with the Minimum Bid Requirement. As required under NASDAQ’s Listing Rules, in order to regain compliance, the Company was required to evidence a closing bid price of $1.00 per share or more for at least ten consecutive business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: January 11, 2018	By:	/s/ Saiid Zarrabian
Name: Saiid Zarrabian
Title: Interim Chief Executive Officer

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